 Filed Pursuant to Rule 424(b)(4)
 Registration No. 333-271556
1,743,695 Shares of Common Stock
Pre-Funded Warrants to Purchase Up to 430,217 Shares of Common Stock,
Tranche A Warrants to Purchase Up to 2,173,912 Shares of Common Stock
Tranche B Warrants to Purchase up to 2,173,912
Shares of Common Stock, and
Up to 4,347,824 Shares of Common Stock Underlying the Common Warrants and
Pre-Funded Warrants
We are offering on a best-efforts basis up to 2,173,912 shares (the “Offered Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”), Tranche A Warrants to purchase up to 2,173,912 shares of Common Stock (the “Tranche A Warrants”) and Tranche B Warrants to purchase up to 2,173,912 shares of Common Stock (the “Tranche B Warrants,” and together with the Tranche A Warrants, the “Common Warrants”). Each Offered Share, or a pre-funded warrant in lieu thereof as described below, is being sold together with a Tranche A Warrant to purchase one share of our Common Stock and Tranche B Warrant to purchase one share of our Common Stock. The Offered Shares and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The combined public offering price for each Offered Share and accompanying Common Warrants is $1.84. Each Common Warrant will have an exercise price per share of $1.59 and will be immediately exercisable. The Common Warrants will expire on the five year anniversary of the original issuance date, subject to earlier expiration on the achievement of certain milestones by the company.
We are also offering to each purchaser of Offered Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding shares of Common Stock immediately following the consummation of this offering the opportunity to purchase pre-funded warrants (the “Pre-Funded Warrants”) in lieu of Offered Shares. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99% or 19.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Common Stock. The combined public offering price of each Pre-Funded Warrant and accompanying Common Warrants will be equal to the price per Offered Share and accompanying Common Warrants, minus $0.0001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell (without regard to any limitation on exercise set forth therein), the number of Offered Shares we are offering will be decreased on a one-for-one basis. The Offered Shares and Pre-Funded Warrants can each be purchased in this offering only with the accompanying Common Warrants, but the Offered Shares and Pre-Funded Warrants and accompanying Common Warrants will immediately be separable upon issuance. See “Description of Securities Included in this Offering” in this prospectus for more information.
We are also registering the shares of Common Stock issuable from time to time upon the exercise of the Common Warrants and Pre-Funded Warrants offered hereby (the “Warrant Shares”).
Our Common Stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “AYTU.” On June 8, 2023, the last reported sale price of our Common Stock was $1.59 per share. There is no established public trading market for the Common Warrants and Pre-Funded Warrants. We do not intend to apply for listing of the Common Warrants or Pre-Funded Warrants on any securities exchange or recognized trading system. Without an active trading market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited.
The securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by

us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.
Effective January 6, 2023, we effected a 1-for-20 reverse stock split of our outstanding shares of Common Stock. Unless specifically provided otherwise herein, the share and per share information that follows in this prospectus, other than in the historical financial statements and related notes included elsewhere in this prospectus, assumes the effect of the reverse stock split.
We have engaged Maxim Group LLC as our exclusive placement agent (“Maxim” or the “placement agent”) to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering the actual public offering amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” on page 18 of this prospectus for more information.
	Per Offered Share and accompanying Common Warrants	Per Pre-Funded Warrant and accompanying Common Warrants	Total
Public offering price	$1.84	$1.8399	$3,999,955.00
Placement agent fees(1)	$0.1288	$0.1288	$279,996.85
Proceeds, before expenses, to us	$1.7112	$1.7111	$3,719,958.15

(1)
In connection with this offering, we have agreed to pay to Maxim as placement agent a cash fee equal to seven percent (7.0%) of the gross proceeds received by us in the offering. We have also agreed to provide Maxim up to $90,000 for reimbursement of accountable expenses in connection with its engagement as placement agent. See “Plan of Distribution.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of the prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.
This Registration Statement on Form S-1 refers to trademarks, such as Adzenys, Aytu, Cotempla, FlutiCare, Innovus Pharma, Neos, Poly-Vi-Flor, and Tri-Vi-Flor, which are protected under applicable intellectual property laws and are our property or the property of our subsidiaries. This Form S-1 also contains trademarks, service marks, copyrights and trade names of other companies which are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this Form S-1 may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Maxim Group LLC
The date of this prospectus is June 8, 2023

i

ABOUT THIS PROSPECTUS
The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission, or SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC before making your investment decision.
You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we nor the placement agent have authorized anyone else to provide you with different information. We do not, and the placement agent and its affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
We are not, and the placement agent is not, offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We and the placement agent have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.
Unless the context otherwise requires, references in this prospectus to “AYTU,” “the Company,” “we,” “us” and “our” refer to AYTU BioPharma, Inc. and our subsidiaries. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.
Unless the context otherwise requires, references in this prospectus to shares of our Common Stock, including prices per share of our Common Stock, and also the exercise prices of outstanding warrants and stock options, reflect the 1-for-20 reverse stock split effective as of January 6, 2023.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities.
Company Overview
We are a commercial-stage pharmaceutical company focused on commercializing novel therapeutics and consumer healthcare products. We operate through two business segments (i) the Rx segment, consisting of prescription pharmaceutical products sold through third party wholesalers and (ii) the Consumer Health segment, which consists of various consumer health products sold directly to consumers. We generate revenue by selling our products through third party intermediaries in our marketing channels as well as directly to our customers. We currently manufacture our products for the treatment of attention deficit hyperactivity disorder (“ADHD”) at our manufacturing facilities and use third party manufacturers for our other prescription and consumer health products. We also have a product candidate in development, AR101 (enzastaurin), for the treatment of vascular Ehlers-Danlos Syndrome (“VEDS”).
We have incurred significant losses in each year since inception. Our net loss was $7.2 million for the three months ended March 31, 2023, and was $14.6 million for the nine months ended March 31, 2023. As of March 31, 2023, and June 30, 2022, we had accumulated deficits of $301.7 million and $287.1 million, respectively. We expect to continue to incur significant expenses in connection with our ongoing activities, including the integration of our acquisitions.
In the first quarter of fiscal 2023, we announced that we will focus our efforts on accelerating the growth of our commercial business and achieving operating cash flows. To achieve these goals, we have indefinitely suspended active development of our AR101 (enzastaurin) clinical development program, The suspension of this program is expected to save over $20 million in projected future study costs over the next three fiscal years.
Rx Segment Focus
As part of our ongoing strategic evaluation and go-forward operating plan, we are prioritizing growing the Rx Segment given the encouraging prescription trends for both our ADHD Portfolio and Pediatric Portfolio and the current market trends supporting our products’ growth. We believe focusing resources on our most profitable, rapidly growing products and business segments provides the most effective pathway to achieve near-term companywide profitability and continuing growth. As part of our plan, we are evaluating all elements of the business that have not historically delivered profitability such that we are conducting ongoing portfolio reviews including evaluations of both the Consumer Health segment and our remaining development-stage asset, AR101/enzastaurin. It is possible that, through those evaluations, we will monetize, divest, or otherwise discontinue these cash consuming businesses in order to maximize profitability and, if possible, provide us with non-dilutive capital. Further to this evaluation, we are in discussions with — and have extended an invitation to — Nantahala Capital Management, LLC (‘‘Nantahala”) to designate an individual to join our board of directors in order to drive performance, enhance corporate governance and broaden the skills and experiences of our current board. Nantahala has indicated an interest in participating in this offering to enhance our working capital and support our growth plans.
Finally, upon the closing of this offering, we expect that the interest-only period for our Loan and Security Agreement with Avenue Capital Management II, L.P., will extend to its maturity date in January 2025.
Recent Developments
Reverse Stock Split
Effective January 6, 2023, we effected a 1-for-20 reverse stock split of our outstanding shares of Common Stock. Unless specifically provided otherwise herein, the share and per share information that follows in this prospectus, other than in the historical financial statements and related notes included elsewhere in this prospectus, assumes the effect of the reverse stock split.
Potential Strategic Transactions
As previously disclosed, we have been engaged in discussions with various parties regarding potential strategic transactions. From time to time, we receive inbound interest from parties seeking to partner with us on potential strategic transactions. We are currently in preliminary discussions with certain parties regarding potential strategic transactions. We cannot provide assurance that any of these discussions will result in a transaction or, if they did, what the ultimate terms of such strategic transactions would be. A strategic transaction cannot be assured and may not materialize. These preliminary discussions are ongoing and our board of directors will continue to evaluate strategic possibilities consistent with its fiduciary duties.
Corporate Information
Our headquarters is located at 373 Inverness Parkway, Suite 206, Englewood, Colorado 80112, and our telephone number is (855) 298-8246. We maintain a website at https://www.aytubio.com. Information on the website is not incorporated by reference and is not a part of this prospectus.

Summary of the Offering
Securities to be Offered
Up to 2,173,912 Offered Shares, Tranche A Warrants to purchase up to 2,173,912 shares of Common Stock and Tranche B Warrants to purchase 2,173,912 shares of Common Stock, on a best-efforts basis, at a combined public offering price of $1.84 per Offered Share and accompanying Common Warrants. The Offered Shares or Pre-Funded Warrants, respectively, and Common Warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. Each Tranche A Warrant has an exercise price of $1.59 per share of Common Stock and is immediately exercisable and will expire five years from the date of issuance. Each Tranche B Warrant has an exercise price of $1.59 per share of Common Stock and is immediately exercisable and will expire five years from the date of issuance. The Common Warrants may be exercised either for shares of Common Stock or for pre-funded exchange warrants exerciseable for common stock, in the same form as the Pre-Funded Warrants (the “Exchange Warrants”), for an exercise price of $1.5899 per Exchange Warrant. We are also registering shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants pursuant to this prospectus.
We are also offering to each purchaser, with respect to the purchase of Offered Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding shares of Common Stock immediately following the consummation of this offering, the opportunity to purchase one Pre-Funded Warrant in lieu of one share of Common Stock. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99% or 19.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Common Stock. The purchase price per Pre-Funded Warrant and accompanying Common Warrants will be equal to the price per Offered Share and accompanying Common Warrants, minus $0.0001, and the exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full. For more information regarding securities offered in this offering, you should carefully read the section titled “Description of Securities Included in this Offering” in this prospectus.
Size of Offering
$3,999,955
Price Per Offered Share and accompanying Common Warrants
$1.84 (or $1.8399 per Pre-Funded Warrant in lieu of one share of Common Stock)
Common Stock Outstanding Prior to This Offering
3,780,179 shares
Common Stock Outstanding after This Offering
Up to approximately 5,523,874 shares (assuming no exercise of Common Warrants or Pre-Funded Warrants offered in this offering),

or 10,301,915 shares if the Common Warrants and Pre-Funded Warrants are exercised in full.
Use of Proceeds
Assuming no exercise of the Common Warrants or Pre-Funded Warrants offered in this offering, we estimate the net proceeds of the offering will be approximately $3.4 million. We intend to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. See “Use of Proceeds.” Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.
Market for Common Stock
Our Common Stock is listed on Nasdaq under the symbol “AYTU.”
Market for Common Warrants and Pre-Funded Warrants
There is no established public trading market for the Common Warrants, Pre-Funded Warrants, or Exchange Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Common Warrants, Pre-Funded Warrants, or Exchange Warrants on any securities exchange or recognized trading system.
Risk Factors
An investment in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.
Best Efforts Offering
We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 23 of this prospectus.
Designated Director
In connection with the offering, pursuant to the securities purchase agreement, Nantahala has been granted the right to designate an individual to be appointed as a member of our board of directors at the closing of the offering, and to nominate such designee for election at our next annual meeting of shareholders.
The number of shares of Common Stock to be outstanding after this offering is based on 3,780,179 shares of Common Stock outstanding as of May 31, 2023, but excludes the following as of such date:
•
52,768 shares of our Common Stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $18.42 per share, of which stock options to purchase 2,930 shares of Common Stock were then exercisable;

•
41,161 shares of unvested restricted Common Stock outstanding;

•
5,254 shares of our Common Stock issuable upon the vesting of restricted stock units outstanding;

•
87,149 shares of our Common Stock reserved for future grants of stock options (or other similar equity instruments) under the 2015 Stock Option and Incentive Plan and the Neos Therapeutics, Inc. 2015 Stock Options and Incentive Plan; and

•
1,760,011 shares of our Common Stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $13.19 per share.

Unless otherwise indicated, this prospectus reflects and assumes the following:
•
No Pre-Funded Warrants are issued in the offering; and

•
No exercise of the Common Warrants issued in the offering.

RISK FACTORS
Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended June 30, 2022 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.
Risks Related to This Offering and Ownership of Our Securities
Future sales of our Common Stock may depress our share price.
As of May 31, 2023, we had 3,780,179 shares of our Common Stock outstanding. Sales of a number of shares of Common Stock in the public market or issuances of additional shares pursuant to the exercise of our outstanding warrants, or the expectation of such sales or exercises, could cause the market price of our Common Stock to decline. We may also sell additional shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our Common Stock.
Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.
Our charter allows us to issue up to 200,000,000 shares of our Common Stock and up to 50,000,000 shares of preferred stock. To raise additional capital, we may in the future sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.
Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
Other than amounts required to be paid to certain lenders, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.
Your interest in our Company may be diluted as a result of this offering.
If you purchase Offered Shares in this offering you may suffer immediate and substantial dilution in the net tangible book value of our Common Stock.
In addition, the shares issuable upon the exercise of the Common Warrants, Exchange Warrants, and Pre-Funded Warrants to be issued pursuant to the offering will further dilute the ownership interest of stockholders not participating in this offering and holders of Common Warrants, Exchange Warrants, and

Pre-Funded Warrants who have not exercised their Common Warrants, Exchange Warrants, and Pre-Funded Warrants. See “Dilution” for additional information.
This offering may cause the trading price of our Common Stock to decrease.
The number of shares of Common Stock underlying the securities we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Common Warrants, Exchange Warrants, and Pre-Funded Warrants issued in connection with the offering will have on the market price of our Common Stock from time to time.
Holders of Pre-Funded Warrants, Exchange Warrants, and Common Warrants will have no rights as a common stockholder until such holders exercise their Common Warrants, Exchange Warrants, and Pre-Funded Warrants, respectively, and acquire our Common Stock.
Until holders of Common Warrants, Exchange Warrants, and Pre-Funded Warrants acquire shares of our Common Stock upon exercise of the Common Warrants, Exchange Warrants, and Pre-Funded Warrants, as the case may be, holders of Common Warrants, Exchange Warrants, and Pre-Funded Warrants will have no rights with respect to the shares of our Common Stock underlying such Common Warrants, Exchange Warrants, and Pre-Funded Warrants. Upon exercise of the Common Warrants, Exchange Warrants, and Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
Absence of a public trading market for the Common Warrants, Exchange Warrants, and Pre-Funded Warrants may limit your ability to resell the Common Warrants and Pre-Funded Warrants.
There is no established trading market for the Common Warrants, Exchange Warrants, and Pre-Funded Warrants to be issued pursuant to this offering, and they will not be listed for trading on Nasdaq or any other securities exchange or market, and the Common Warrants, Exchange Warrants, and Pre-Funded Warrants may not be widely distributed. Purchasers of the Common Warrants, Exchange Warrants, and Pre-Funded Warrants may be unable to resell the Common Warrants, Exchange Warrants, and Pre-Funded Warrants or sell them only at an unfavorable price for an extended period of time, if at all.
The market price of our Common Stock may never exceed the exercise price of the Common Warrants issued in connection with this offering.
The Common Warrants being issued in connection with this offering become exercisable upon issuance and will expire in five years, from the date of issuance. The market price of our Common Stock may never exceed the exercise price of the Common Warrants prior to their date of expiration. Any Common Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Common Warrant holder.
The Common Warrants, Exchange Warrants, and Pre-Funded Warrants contain features that may reduce your economic benefit from owning them.
For so long as you continue to hold Common Warrants, Exchange Warrants, and Pre-Funded Warrants, you will not be permitted to enter into any short sale or similar transaction with respect to our Common Stock. This could prevent you from pursuing investment strategies that could provide you greater financial benefits from owning the Common Warrants, Exchange Warrants, and Pre-Funded Warrant.
Since the Common Warrants, Exchange Warrants, and Pre-Funded Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.
In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Common Warrants, Exchange Warrants, and Pre-Funded Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Common Warrants, Exchange Warrants, and Pre-Funded Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Common Warrants, Exchange Warrants, and Pre-Funded Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.
Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the Inflation Reduction Act of 2022 may adversely impact us and the value of the Offered Shares, the Common Warrants, the Pre-Funded Warrants, Exchange Warrants and the Warrant Shares.
Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect us or holders of the Offered Shares, the Common Warrants, the Pre-Funded Warrants, the Exchange Warrants or the Warrant Shares. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.
The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact our financial performance and the value of the Offered Shares, the Common Warrants, the Pre-Funded Warrants, the Exchange Warrants and the Warrant Shares. Additionally, states in which we operate or own assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on us and holders of the Offered Shares, the Common Warrants, the Pre-Funded Warrants, the Exchange Warrants or the Warrant Shares is uncertain.
In addition, the Inflation Reduction Act of 2022 includes provisions that will impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that will impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and we cannot predict how this legislation or any future changes in tax laws might affect us or holders of the Offered Shares, the Common Warrants, the Pre-Funded Warrants, the Exchange Warrants or the Warrant Shares.
The exclusive jurisdiction, waiver of trial by jury, and choice of law clauses set forth in the Common Warrants Exchange Warrants, and Pre-Funded Warrants to be issued to purchasers in this offering may have the effect of limiting a purchaser’s rights to bring legal action against us and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with us.
The Common Warrants, Exchange Warrants, and Pre-Funded Warrants provided for investors to consent to exclusive jurisdiction to courts located in New York, New York and provides for a waiver of the right to a trial by jury. Disputes arising under the Common Warrants Exchange Warrants, and Pre-Funded Warrants are governed by Delaware and New York law, respectively. These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and/or preference for a trial by jury and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.
We recently announced that we have been engaged in discussions with various parties regarding potential strategic transactions and potential financing options. There can be no assurance that this process will result in the pursuit or consummation of any potential transaction, or that any such potential transaction, if implemented, will provide sufficient funding to continue our operations.
We recently announced that we are engaged in discussions with various parties regarding potential strategic transactions and potential financing, which could include a financing, sale or licensing of assets, acquisition, merger, business combination, and/or other strategic transaction or series of related transactions. This process, including any uncertainty created by this process, involves a number of risks which could impact our business and our stockholders, including the following:
•
significant fluctuations in our stock price could occur in response to developments relating to the process or market speculation regarding any such developments;

•
we may encounter difficulties in hiring, retaining and motivating key personnel during this process or as a result of uncertainties generated by this process or any developments or actions relating to it;

•
we may incur substantial increases in general and administrative expense associated with increased legal fees and the need to retain and compensate third-party advisors; and

•
we may experience difficulties in preserving the commercially sensitive information that may need to be disclosed to third parties during this process or in connection with an assessment of our strategic options.

The review process also requires significant time and attention from management, which could distract them from other tasks in operating our business or otherwise disrupt our business. Such disruptions could cause concern to our suppliers, strategic partners or other constituencies and may have a material impact on our business and operating results and volatility in our share price.
There can be no assurance that this process will result in the pursuit or consummation of any potential transaction or strategy, or that any such potential transaction or strategy, if implemented, will provide sufficient funding to conduct our operations. Any outcome of this process would be dependent upon a number of factors that may be beyond our control, including, among other things, market conditions, industry trends, regulatory approvals, and the availability of financing on reasonable terms. The occurrence of any one or more of the above risks could have a material adverse impact on our business, financial condition, results of operations and cash flows.
Our board of directors, executive officers and principal shareholders have significant control over our business.
In connection with this offering, Nantahala has been granted the right to designate an individual to join our board of directors at the closing of the offering in order to drive performance, enhance corporate governance and broaden the skills and experiences of our current board.
Consequently, Nantahala may be able to significantly affect our affairs and policies, including the outcome of the election of directors and the potential outcome of other matters submitted to a vote of our shareholders, such as mergers, the sale of substantially all of our assets and other extraordinary corporate matters. This influence may also have the effect of delaying or preventing changes of control or changes in management, or limiting the ability of our other shareholders to approve transactions that they may deem to be in the best interests of our Company. The interests of these insiders could conflict with the interests of our other shareholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, including any potential strategic transaction involving us, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus and the information incorporated by reference herein represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $3.4 million (assuming no exercise of the Common Warrants offered hereby), after deducting cash expenses relating to this offering payable by us estimated at approximately $0.6 million, including placement agent fees and expenses.
We intend to use the net proceeds from the offering for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. We expect to use any proceeds we receive from the exercise of Common Warrants and Pre-Funded Warrants, if any, for substantially the same purposes and in substantially the same manner. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.
Our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering.

CAPITALIZATION
The following table sets forth our actual cash and cash equivalents and capitalization, each as of March 31, 2023, and as adjusted to give effect to the issuance and sale of securities in this offering at a combined public offering price of $1.84 per Offered Share and accompanying Common Warrants, and an aggregate offering amount of $4 million, after deducting the cash placement agent fees and estimated cash offering expenses payable by us. The below assumes that no Common Warrants or Pre-Funded Warrants are exercised.
The as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information together with our consolidated financial statements.
You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the quarters ended September 30, 2022 and December 31, 2022, March 31, 2023, and our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, which are incorporated by reference in this prospectus.
	As of March 31, 2023
	(dollars in thousands)
	Actual	As Adjusted
Cash and cash equivalents	$19,179	$22,590
Stockholders’ equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized	—	—
Common stock, $0.0001 par value; 200,000,000 shares authorized and 3,383,145 shares outstanding, actual; 200,000,000 shares authorized and 8,321,416 shares outstanding, as adjusted	—	—
Additional paid-in capital	342,584	345,995
Accumulated deficit	(301,672)	(301,672)
Total stockholders’ equity	40,912	44,323
Except as otherwise noted, all information in this prospectus reflects and assumes no exercise of the Common Warrants or Pre-Funded Warrants issued in this offering. The total number of shares of our Common Stock reflected in the discussion and table above is based on 3,779,513 shares of our Common Stock outstanding as of March 31, 2023, but excludes the following as of such date:
•
52,784 shares of our Common Stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $18.42 per share, of which stock options to purchase 2,920 shares of Common Stock were then exercisable;

•
48,818 shares of restricted Common Stock outstanding;

•
5,920 shares of our Common Stock issuable upon the vesting of restricted stock units outstanding;

•
87,133 shares of our Common Stock reserved for future grants of stock options (or other similar equity instruments) under the 2015 Stock Option and Incentive Plan and the Neos Therapeutics, Inc. 2015 Stock Options and Incentive Plan; and

•
1,760,011 shares of our Common Stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $13.19 per share.

MARKET PRICE AND DIVIDEND POLICY
Our shares of Common Stock are currently quoted on The Nasdaq Capital Market under the symbol “AYTU”. On June 8, 2023, the last reported sales price of our Common Stock on Nasdaq was $1.59.
Holders of Record
As of March 24, 2023, we had approximately 191 holders of record of our Common Stock. Because many of our shares of Common Stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.
Dividends
We have not declared or paid dividends to stockholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, to finance our growth.
Issuer Purchases of Equity Securities
None

DILUTION
If you invest in the securities being offered by this prospectus, your interest will be diluted immediately to the extent of the difference between the combined public offering price per Offered Share and accompanying Common Warrants and as adjusted net tangible book value per share of our Common Stock after this offering.
Our historical net tangible book value as of March 31, 2023 was $(22,552,000), or $(5.97) per share of our Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the number of shares of our Common Stock outstanding as of March 31, 2023.
After giving effect to the sale of 1,743,695 Offered Shares (and 430,217 Pre-Funded Warrants) and accompanying Common Warrants at the combined public offering price of $1.84 per Offered Share (and $1.8399 per Pre-Funded Warrant) and accompanying Common Warrants, after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $(19,141,000) or approximately $(3.47) per share. This represents an immediate increase in net tangible book value of approximately $2.50 per share to our existing stockholders and an immediate dilution of approximately $5.31 per share to purchasers of our securities in this offering, as illustrated by the following table:
Combined public offering price per Offered Share and accompanying Common Warrants			$1.84
Net tangible book value per share at March 31, 2023, before giving effect to this offering		$(5.97)
Increase in net tangible per share attributable to investors in this offering		$2.50
As adjusted net tangible book value per share, after giving effect to this offering	$		(3.47)
Dilution per share to new investors in this offering			$5.31
The total number of shares of our Common Stock reflected in the discussion and tables above is based on 3,779,513 shares of our Common Stock outstanding as of March 31, 2023, but excludes the following as of such date:
•
52,784 shares of our Common Stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $18.42 per share, of which stock options to purchase 2,920 shares of Common Stock were then exercisable;

•
48,818 shares of restricted Common Stock outstanding;

•
5,920 shares of our Common Stock issuable upon the vesting of restricted stock units outstanding;

•
87,133 shares of our Common Stock reserved for future grants of stock options (or other similar equity instruments) under the 2015 Stock Option and Incentive Plan and the Neos Therapeutics, Inc. 2015 Stock Options and Incentive Plan; and

•
1,760,011 shares of our Common Stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $13.19 per share.

To the extent that our outstanding options or warrants are exercised, you could experience further dilution. To the extent that we raise additional capital through the sale of additional equity, the issuance of any of our shares of Common Stock could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES
We are offering up to 2,173,912 Offered Shares of our Common Stock (or Pre-Funded Warrants in lieu of Offered Shares) along with Tranche A Warrants to purchase up to 2,173,912 shares of Common Stock and Tranche B Warrants to purchase up to 2,173,912 shares of Common Stock. We are offering Pre-Funded Warrants to those purchasers whose purchase of shares of our Common Stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, a lesser percentage or greater percentage up to 9.99% or 19.99%) of our outstanding shares of Common Stock following the consummation of this offering in lieu of the shares of Common Stock that would result in such excess ownership. For each Pre-Funded Warrant we sell, the number of Offered Shares we sell in this offering will be decreased on a one-for-one basis. Each Offered Share (or Pre-Funded Warrant in lieu of an Offered Share) is being sold together with a Tranche A Warrant to purchase one share of our Common Stock and a Tranche B Warrant to purchase one share of our Common Stock. The Offered Shares or Pre-Funded Warrants and related Common Warrants will be issued separately.
We are also registering the shares of our Common Stock issuable from time to time upon exercise of the Common Warrants and Pre-Funded Warrants offered hereby. The following descriptions of our Common Stock, Common Warrants, Pre-Funded Warrants and certain provisions of our Certificate of Incorporation, our by-laws and Delaware law are summaries. You should also refer to our Certificate of Incorporation and our by-laws, which are filed as exhibits to the registration statement of which this prospectus is part.
Authorized Capital Stock
We are authorized to issue 250,000,000 shares of its capital stock consisting of (a) 200,000,000 shares of Common Stock, par value $0.0001 per share, and (b) 50,000,000 shares of preferred stock, par value $0.0001 per share. As of May 31, 2023, 3,780,179 shares of our Common Stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.
Common Stock
The description of our Common Stock is incorporated by reference to Exhibit 4.9 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on September 27, 2022. Our Common Stock is traded on Nasdaq under the symbol “AYTU”. The transfer agent and registrar for our Common Stock is Issuer Direct Corporation. The transfer agent’s address is One Glenwood Avenue, Suite 1001 Raleigh, NC 27603.
Common Warrants
The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the forms of which are filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the forms of warrant for a complete description of the terms and conditions of the warrants.
Duration and Exercise Price
Each Common Warrant issued in this offering represents the right to purchase one share of Common Stock at an initial exercise price of $1.59 per share, or a pre-funded warrant at an initial exercise price of $0.0001 per warrant. The exercise price and number of shares of Common Stock or pre-funded warrants issuable upon exercise of the Common Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Common Warrants will be issued separately from the Common Stock or Pre-Funded Warrants, respectively, and may be transferred separately immediately thereafter. The Common Warrants will be issued in certificated form only.
Exercisability.   Each Common Warrant may be exercised in cash at the election of the holder at any time following the date of issuance and from time to time thereafter through and including its expiration date as set forth below. The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Common

Stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Common Stock Warrants if, immediately after exercise, such holder shall own more than 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% or 19.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. The ownership limit may be decreased upon notice from the holder to us. If a registration statement registering the issuance of the shares of Common Stock underlying the Common Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Common Warrants, as applicable.
Accelerated Expiration Conditions.   The Tranche A Warrants shall expire on the earlier of (i) the five year anniversary of the issuance date, and (ii) thirty days after the occurrence of either the closing price of the Company’s Common Stock equaling or exceeding 200% of the exercise price per share for at least 40 consecutive trading days. The Tranche B Warrants shall expire on the earlier of (a) the five year anniversary of the issuance date, and (b) thirty days after the achievement by the Company of consolidated trailing twelve-month Adjusted EBITDA (as defined in the Tranche B Warrant) of at least $12 million for any twelve month period.
Fundamental Transactions.   In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of the voting power represented by our outstanding shares of capital stock, any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding shares of capital stock, any merger with or into another entity or a tender offer or exchange offer approved by 50% or more of the voting power represented by our outstanding shares of capital, then upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of our Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our Common Stock for which the common warrant is exercisable immediately prior to such event.
Transferability.   Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.
Fractional Shares.   No fractional shares of Common Stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of Common Stock to be issued will, be rounded down to the nearest whole number.
Trading Market.   There is no established trading market for the Common Warrants, and we do not expect such a market to develop. We do not intend to apply to list the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be extremely limited.
Right as a Stockholder.   Except as otherwise provided in the Common Warrants or by virtue of the holder’s ownership of shares of our Common Stock, such holder of Common Warrants does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until such holder exercises such holder’s Common Warrants. The Common Warrants will provide that the holders of the Common Warrants have the right to participate in distributions or dividends paid on our shares of Common Stock.
Waivers and Amendments.   The Common Warrants may be modified or amended or the provisions of such warrants waived with our consent and the consent of the holders of at least a majority of the outstanding Common Warrants.

Pre-Funded Warrants
The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the forms of which are filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the forms of warrant for a complete description of the terms and conditions of the warrants.
Exercisability.   The Pre-Funded Warrants are exercisable at any time after their original issuance until they are exercised in full. If a registration statement registering the issuance of the shares of Common Stock underlying the Pre-Funded Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrants, as applicable. No fractional shares of Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will at our discretion, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.
Exercise Limitation.   A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% or 19.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.
Exercise Price.   The exercise price for the Pre-Funded Warrants is $0.0001 per share. The exercise price and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, dilutive issuances or similar events.
Transferability.   Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing.   We do not intend to apply for the listing of the Pre-Funded Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.
Rights as a Shareholder.   Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our shares of Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.
Fundamental Transactions.   In the event of a fundamental transaction, as described in the Pre-Funded Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.
Governing Law.   The Pre-Funded Warrants are governed by New York law.
Delaware Anti-Takeover Law and Provisions of Our Certificate of Incorporation and Bylaws
Delaware Anti-Takeover Law.   We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:
•
the owner of 15% or more of the outstanding voting stock of the corporation;

•
an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•
the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.
Our certificate of incorporation and bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.
Certificate of Incorporation and Bylaws.   Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock. Among other things, these provisions include:
•
the authorization of 50,000,000 shares of “blank check” preferred stock, the rights, preferences and privileges of which may be established and shares of which may be issued by our Board of Directors at its discretion from time to time and without stockholder approval;

•
limiting the removal of directors by the stockholders;

•
allowing for the creation of a staggered board of directors;

•
eliminating the ability of stockholders to call a special meeting of stockholders; and

•
establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

Limitation on Directors’ Liability; Indemnification
Our bylaws contain provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•
any breach of the director’s duty of loyalty to the corporation or its stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•
any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our bylaws provide that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by our board of directors. We have entered into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

PLAN OF DISTRIBUTION
We are offering up to 2,173,912 Offered Shares (or Pre-Funded Warrants in lieu of Offered Shares) and accompanying Common Warrants, based on a combined public offering price of $1.84 per Offered Share and accompanying Common Warrants, for gross proceeds of up to $4 million before deduction of placement agent commissions and offering expenses, in a best-efforts offering. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.
Pursuant to a placement agency agreement, dated as of June 8, 2023, we have engaged Maxim Group LLC to act as our exclusive placement agent (the “Placement Agent”) to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to the rights and remedies available to all investors in this offering under federal and state securities laws, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.
The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.
We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement and the Shares will be offered at a fixed price and are expected to be issued in a single closing. We expect to deliver the securities being offered pursuant to this prospectus on or about June 13, 2023.
Placement Agent Fees, Commissions and Expenses
Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to seven percent (7.0%) of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the placement agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the placement agent, up to $90,000.
The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.
	Per Offered Share and accompanying Common Warrants	Per Pre-Funded Warrant and accompanying Common Warrants	Total
Public offering price	$1.84	$1.8399	$3,999,955.00
Placement agent fees(1)	$0.1288	$0.1288	$279,996.85
Proceeds, before expenses, to us	$1.7112	$1.7111	$3,719,958.15
We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent commission, will be approximately $309,000, all of which are payable by us. This figure includes, among other things, the placement agent’s fees and expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel) up to $90,000.
Lock-Up Agreements
We, each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for our Common Stock for a period of ninety days after this offering is completed without the prior written consent of the placement agent.
The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.
Indemnification
We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.
Regulation M
The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
Determination of Offering Price
The actual offering price of the Securities were negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.
Electronic Distribution
A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.
Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.
Certain Relationships
The placement agent and its affiliates have provided and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Issuer Direct Corporation, whose address is One Glenwood Avenue, Suite 1001 Raleigh, NC 27603.

Listing
Our Common Stock is traded on Nasdaq under the symbol “AYTU.”
Selling Restrictions
Canada.   The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters conflicts of interest in connection with this offering.
European Economic Area.   In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
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to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

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in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
Israel.   This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
United Kingdom.   Each underwriter has represented and agreed that:
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it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

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it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland.   The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.
Australia.   No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.
This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the Cayman Islands.   No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan.   The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.
Notice to Prospective Investors in Hong Kong.   The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Notice to Prospective Investors in the People’s Republic of China.   This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of certain material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of Offered Shares, the acquisition, ownership, exercise and disposition of Pre-Funded Warrants, the exercise, disposition, or expiration of Common Warrants, the acquisition, ownership, and disposition of pre-funded warrants received upon exercise of a Common Warrant (to the extent applicable) (such pre-funded warrants are referred to in this summary as “Pre-Funded Exchange Warrants”), and the acquisition, ownership, and disposition of Warrant Shares received upon exercise of the Pre-Funded Warrants, Pre-Funded Exchange Warrants, or the Common Warrants, all as acquired pursuant to this prospectus. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed U.S. Treasury Regulations promulgated or proposed thereunder and current administrative and judicial interpretations thereof, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. We have not sought and will not seek any legal opinion of legal counsel or rulings from the Internal Revenue Service (the “IRS”), regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position.
This discussion is limited to U.S. holders and non-U.S. holders who hold Offered Shares, Pre-Funded Warrants, Common Warrants, Warrant Shares, or Pre-Funded Exchange Warrants, as applicable, as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, as property held for investment). This discussion does not address all aspects of U.S. federal income taxation, such as the U.S. alternative minimum income tax and the additional tax on net investment income, nor does it address any aspect of state, local or non-U.S. taxes, or U.S. federal taxes other than income taxes, such as federal estate and gift taxes. Except as provided below, this summary does not address tax reporting requirements. This discussion does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax considerations that may be applicable to particular holders, such as:
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insurance companies;

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tax-exempt organizations and governmental organizations;

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banks or other financial institutions;

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brokers or dealers in securities or foreign currency;

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traders in securities who elect to apply a mark-to-market method of accounting;

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real estate investment trusts, regulated investment companies or mutual funds;

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pension plans;

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controlled foreign corporations;

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passive foreign investment companies;

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corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes;

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persons that own (directly, indirectly or constructively) more than 5% of the total voting power or total value of our common stock;

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corporations that accumulate earnings to avoid U.S. federal income tax;

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persons subject to the alternative minimum tax;

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U.S. expatriates and certain former citizens or long-term residents of the United States;

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persons that have a “functional currency” other than the U.S. dollar;

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persons that acquire Offered Shares, Pre-Funded Warrants, Common Warrants, Warrant Shares or Pre- Funded Exchange Warrants in connection with the exercise of employee stock options (to the extent applicable) or otherwise as compensation for services;

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persons that hold Offered Shares, Pre-Funded Warrants, Common Warrants, Warrant Shares or Pre-Funded Exchange Warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

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holders subject to special accounting rules;

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S corporations (and shareholders thereof);

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partnerships or other entities treated as partnerships for U.S. federal income tax purposes (and partners or other owners thereof); and

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U.S. holders that hold Offered Shares, Pre-Funded Warrants, Common Warrants, Warrant Shares or Pre- Funded Exchange Warrants in connection with a trade or business, permanent establishment or fixed base outside the United States.

If an entity or arrangement taxable as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Offered Shares, Pre-Funded Warrants, Common Warrants, Warrant Shares, or Pre-Funded Exchange Warrants, the U.S. federal income tax treatment of such entity (or arrangement) and the partners (or other owners) of such entity generally will depend on the status of the partners, the activities of the entity and certain determinations made at the partner level. This summary does not address the tax consequences to any such owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership, and disposition of Offered Shares, Pre-Funded Warrants, Common Warrants, Warrant Shares or Pre-Funded Exchange Warrants.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Offered Shares, Pre-Funded Warrants, Common Warrants, Warrant Shares, or Pre-Funded Exchange Warrants that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

A “non-U.S. holder” is a beneficial owner of our Offered Shares, Pre-Funded Warrants, Common Warrants, Warrant Shares, or Pre-Funded Exchange Warrant that is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT, AND IS NOT INTENDED TO BE, LEGAL OR TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR OFFERED SHARES, PRE-FUNDED WARRANTS, COMMON WARRANTS WARRANT SHARES OR PRE-FUNDED EXCHANGE WARRANTS.
U.S. Federal Income Tax Consequences of the Acquisition of Securities
For U.S. federal income tax purposes, the acquisition by a U.S. holder or a non-U.S. holder of an Offered Share and accompanying Common Warrants offered hereby will be treated as the acquisition of one Offered Share, one Tranche A Warrant and one Tranche B Warrant. The purchase price will be allocated among these three components in proportion to their relative fair market values at the time the securities are purchased by the U.S. holder or non-U.S. holder. This allocation of the purchase price will establish a U.S. holder’s or non-U.S. holder’s initial tax basis for U.S. federal income tax purposes in the one Offered Share, one Tranche A Warrant, and the one Tranche B Warrant.

For this purpose, for each Offered Share and accompanying Common Warrants we will allocate $1.59 of the purchase price to the Offered Share, $0.125 of the purchase price to the Tranche A Warrant, and $0.125 of the purchase price to the Tranche B Warrant. However, the IRS will not be bound by such allocation of the purchase price, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. holder and non-U.S. holder should consult its own tax advisor regarding the allocation of the purchase price.
For U.S. federal income tax purposes, the acquisition by a U.S. holder or a non-U.S. holder of a Pre-Funded Warrant and accompanying Common Warrants will be treated as the acquisition of one Pre-Funded Warrant, one Tranche A Warrant and one Tranche B Warrant. The purchase will be allocated among these three components in proportion to their relative fair market values at the time the securities are purchased by the U.S. holder or non-U.S. holder. This allocation of the purchase price will establish a U.S. holder’s or non-U.S. holder’s initial tax basis for U.S. federal income tax purposes in the one Pre-Funded Warrant, one Tranche A Warrant, and one Tranche B Warrant.
For this purpose, for each Pre-Funded Warrant and accompanying Common Warrants we will allocate $1.5399 of the purchase price to the Pre-Funded Warrant, $0.125 of the purchase price to the Tranche A Warrant, and $0.125 of the purchase price to the Tranche B Warrant. However, the IRS will not be bound by such allocation of the purchase price, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. holder and non-U.S. holder should consult its own tax advisor regarding the allocation of the purchase price.
Treatment of Pre-Funded Warrants and Pre-Funded Exchange Warrants
Although it is not entirely free from doubt, we believe that each of a Pre-Funded Warrant and a Pre-Funded Exchange Warrant should be treated as a separate class of shares of common stock for U.S. federal income tax purposes and a U.S. holder or non-U.S. holder of Pre-Funded Warrants or Pre-Funded Exchange Warrants, as applicable, should generally be taxed in the same manner as a holder of Offered Shares except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant or Pre-Funded Exchange Warrant, as applicable, and, upon exercise, the holding period of a Pre-Funded Warrant or Pre-Funded Exchange Warrant, as applicable, should carry over to the Warrant Shares received upon exercise. Similarly, the tax basis of the Pre-Funded Warrant or Pre-Funded Exchange Warrant, as applicable, should carry over to the Warrant Shares received upon exercise, increased by the exercise price of $0.0001 per share. However, such characterization is not binding on the IRS, and the IRS may treat the Pre-Funded Warrants or Pre-Funded Exchange Warrants, as applicable, as warrants to acquire shares of common stock. If so, the amount and character of a U.S. holder’s or non-U.S. holder’s gain with respect to an investment in Pre-Funded Warrants or Pre-Funded Exchange Warrant, as applicable, could change. Accordingly, each U.S. holder and non-U.S. holder should consult its own tax advisors regarding the risks associated with the acquisition of a Pre-Funded Warrant or Pre-Funded Exchange Warrant, as applicable, pursuant to this prospectus (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.
In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of Pre-Funded Warrants or Pre-Funded Exchange Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Pre-Funded Warrants or Pre-Funded Exchange Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Pre-Funded Warrant or Pre-Funded Exchange Warrant, as applicable, described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Pre-Funded Warrants or Pre-Funded Exchange Warrants.
U.S. Holders
U.S. Federal Income Tax Consequences of the Exercise, Disposition or Expiration of Common Warrants or Certain Adjustments to the Common Warrants
Exercise of Common Warrants
A U.S. holder should not recognize gain or loss on the exercise of Common Warrants and related receipt of Warrant Shares or Pre-Funded Exchange Warrants, as applicable (unless cash is received in lieu of the issuance of a fractional Warrant Share or Pre-Funded Exchange Warrant, as applicable). A U.S. holder’s initial tax basis in the Warrant Shares or Pre-Funded Exchange Warrants, as applicable, received on the exercise of Common Warrants should be equal to the sum of (a) such U.S. holder’s tax basis in such Common Warrants plus (b) the exercise price paid by such U.S. holder on the exercise of such Common Warrants. It is unclear whether a U.S. holder’s holding period for the Warrant Shares or Pre-Funded Exchange Warrants, as applicable, received on the exercise of Common Warrants would commence on the date of exercise of the Common Warrants or the day following the date of exercise of the Common Warrants.
In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of Common Warrants into Warrant Shares or Pre-Funded Exchange Warrants, as applicable. The U.S. federal income tax treatment of a cashless exercise of Common Warrants into Warrant Shares, or Pre-Funded Exchange Warrants, as applicable, is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of Common Warrants described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Common Warrants.
Disposition of Common Warrants
A U.S. holder will recognize gain or loss on the sale or other taxable disposition of a Common Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in the Common Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Common Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Internal Revenue Code.
Expiration of Common Warrants Without Exercise
Upon the lapse or expiration of a Common Warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the Common Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Common Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Internal Revenue Code.
Certain Adjustments to the Common Warrants
Under Section 305 of the Internal Revenue Code, an adjustment to the number of Warrant Shares or Pre-Funded Exchange Warrants, as applicable, that will be issued on the exercise of the Common Warrants, or an adjustment to the exercise price of the Common Warrants, may be treated as a constructive distribution to a U.S. holder of the Common Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in the “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of Common Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Common Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by us at “Distributions on Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants and Warrant Shares” below).
U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants and Warrant Shares
Distributions on Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants and Warrant Shares
A U.S. holder that receives a distribution, including a constructive distribution, with respect to an Offered Share, Pre-Funded Warrant, Pre-Funded Exchange Warrant or Warrant Share (as well as any constructive distribution on a Common Warrant as described above) will be required to include the amount of such distribution in gross income as a dividend to the extent of our current and accumulated “earnings and profits”, as computed under U.S. federal income tax principles. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. holder’s tax basis in the Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants or Warrant Shares and thereafter as gain from the sale or exchange of such Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants or Warrant Shares (see “Sale or Other Taxable Disposition of Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants and/or Warrant Shares” below). Dividends received on Offered Shares, Pre-Funded Warrants, Pre-Funded ExchangeWarrants or Warrant Shares may be eligible for a dividends received deduction, subject to certain restrictions relating to, among others, the corporate U.S. holder’s taxable income, holding period and debt financing. Dividends paid by us to non-corporate U.S. holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied. The dividend rules are complex, and each U.S. holder should consult its own tax advisor regarding the application of such rules.
Sale or Other Taxable Disposition of Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants and/or Warrant Shares
Upon the sale or other taxable disposition of Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants or Warrant Shares, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. holder’s tax basis in such Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants or Warrant Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Offered Shares, Pre-Funded Warrants Pre-Funded Exchange Warrants or Warrant Shares have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Internal Revenue Code.
Non-U.S. Holders
U.S. Federal Income Tax Consequences of the Exercise, Disposition or Expiration of Common Warrants or Certain Adjustments to the Common Warrants
Exercise of Common Warrants
A non-U.S. holder generally will not recognize gain or loss on the exercise of Common Warrants and related receipt of Warrant Shares or Pre-Funded Exchange Warrants, as applicable (unless cash is received in lieu of the issuance of a fractional Warrant Share or Pre-Funded Exchange Warrant, as applicable, and certain other conditions are present, as discussed below under “Gain on Sale, Exchange or Other Taxable Disposition of Offered Shares, Pre-Funded Warrants, Common Warrants, Pre-Funded Exchange Warrants and Warrant Shares”). A non-U.S. holder’s initial tax basis in the Warrant Shares or Pre-Funded Exchange Warrants, as applicable, received on the exercise of Common Warrants should be equal to the sum of (i) the non-U.S. holder’s tax basis in the Common Warrants, plus (ii) the exercise price paid by the non-U.S. holder on the exercise of the Common Warrants. It is unclear whether a non-U.S. holder’s holding period for the Warrant Shares or Pre-Funded Exchange Warrants, as applicable, received on the exercise of Common Warrants would commence on the date of exercise of the Common Warrants or the day following the date of exercise of the Common Warrants.
In certain limited circumstances, a non-U.S. holder may be permitted to undertake a cashless exercise of Common Warrants into Warrant Shares or Pre-Funded Exchange Warrants, as applicable. The U.S. federal income tax treatment of a cashless exercise of Common Warrants into Warrant Shares or Pre-Funded Exchange Warrants, as applicable, is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of Common Warrants described in the preceding paragraph. Non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Common Warrants.

Disposition of Common Warrants
A non-U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Common Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such non-U.S. holder’s tax basis in the Common Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Common Warrant is held for more than one year. Any such gain recognized by a non-U.S. holder will be taxable for U.S. federal income tax purposes according to rules discussed under the heading “Gain on Sale, Exchange or Other Taxable Disposition of Offered Shares, Pre-Funded Warrants, Common Warrants, Pre-Funded Exchange Warrants and Warrant Shares” below.
Expiration of Common Warrants without Exercise
Upon the lapse or expiration of a Common Warrant, a non-U.S. holder will recognize loss in an amount equal to such non-U.S. holder’s tax basis in the Common Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Common Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Internal Revenue Code.
Certain Adjustments to the Common Warrants
Under Section 305 of the Internal Revenue Code, an adjustment to the number of Warrant Shares or Pre-Funded Exchange Warrants, as applicable, that will be issued on the exercise of the Common Warrants, or an adjustment to the exercise price of the Common Warrants, may be treated as a constructive distribution to a non-U.S. holder of the Common Warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of a Common Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Common Warrants should generally not result in a constructive distribution. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Distributions on Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants and Warrant Shares” below.
U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Offered Shares, Pre-Funded Warrants, Common Warrants, Pre-Funded Exchange Warrants and Warrant Shares
Distributions on Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants and Warrant Shares
If we pay distributions of cash or property with respect to our Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants or Warrant Shares, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in its Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants or Warrant Shares, as applicable. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “— Gain on Sale, Exchange or Other Taxable Disposition of Offered Shares, Pre-Funded Warrants, Common Warrants, Pre-Funded Exchange Warrants and Warrant Shares.” Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, distributions of cash, shares of common stock or sales proceeds subsequently paid or credited to that holder. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by U.S. Treasury Regulations. If we are a USRPHC (as defined below) and we do not qualify for the Regularly Traded Exception (as defined below), distributions which constitute a return of capital will be subject to withholding tax unless an application for a withholding certificate is filed to reduce or eliminate such withholding.

Distributions that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States are generally not subject to the 30% (or lower rate as may be specified by an applicable tax treaty) withholding tax if the non-U.S. holder provides a properly executed IRS Form W-8ECI stating that the distributions are not subject to withholding because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and the distribution is effectively connected with the conduct of that trade or business, the distribution will generally have the consequences described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Any U.S. effectively connected income received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).
A non-U.S. holder who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, and satisfy applicable certification and other requirements. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty generally may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
Gain on Sale, Exchange or Other Taxable Disposition of Offered Shares, Pre-Funded Warrants, Common Warrants Pre-Funded Exchange Warrants and Warrant Shares
Subject to the discussions below in “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange or other taxable disposition of our Offered Shares, Pre-Funded Warrants, Common Warrants, Pre-Funded Exchange Warrants or Warrant Shares unless:
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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular graduated rates and in the manner applicable to a U.S. holder, and, if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;

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the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the amount by which such non-U.S. holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition; or

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we are or have been a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of Offered Shares, Pre-Funded Warrants, Common Warrants, Pre-Funded Exchange Warrants or Warrant Shares; provided, with respect to the Offered Shares and Warrant Shares, that as long as our shares of common stock are regularly traded on an established securities market as determined under the U.S. Treasury Regulations (the “Regularly Traded Exception”), a non-U.S. holder would not be subject to taxation on the gain on the sale of Offered Shares or Warrant Shares under this rule unless the non-U.S. holder has owned: (i) more than 5% of our shares of common stock at any time during such 5-year or shorter period; (ii) Pre-Funded Warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our shares of common stock; (iii) Pre-Funded Exchange Warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our shares of common stock; (iv) Common Warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our shares of common stock; or (v) aggregate equity securities of ours with a fair market value on the date acquired in excess of 5% of the fair market value of our shares of common stock on such date (in any case, a “5% Shareholder”). Since the Common Warrants are not expected to be listed on a securities market, the Common

Warrants are unlikely to qualify for the Regularly Traded Exception. Special rules apply to the Pre-Funded Warrants and the Pre-Funded Exchange Warrants. Non-U.S. holders holding Pre-Funded Warrants or Pre-Funded Exchange Warrants should consult their own tax advisors regarding such rules. In determining whether a non-U.S. holder is a 5% Shareholder, certain attribution rules apply in determining ownership for this purpose. We believe that we are not currently, and do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. However, we can provide no assurances that we are not currently, or will not become, a USRPHC, or if we are or become a USRPHC, that the Offered Shares, Pre-Funded Warrants, Common Warrants, Pre-Funded Exchange Warrants or Warrant Shares will meet the Regularly Traded Exception at the time a non-U.S. holder purchases such securities or sells, exchanges or otherwise disposes of such securities. Non-U.S. holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. If we are a USRPHC, a non-U.S. holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business as described above in “Distributions on Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants and Warrant Shares” in the event that (i) such holder is a 5% Shareholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period.
Information Reporting and Backup Withholding
Distributions on, and the payment of the proceeds of a disposition of, our Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants and Warrant Shares generally will be subject to information reporting if made within the United States or through certain U.S.-related financial intermediaries. Information returns are required to be filed with the IRS and copies of information returns may be made available to the tax authorities of the country in which a holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding may also apply if the holder fails to provide certification of exempt status or a correct U.S. taxpayer identification number and otherwise comply with the applicable backup withholding requirements. Generally, a holder will not be subject to backup withholding if it provides a properly completed and executed IRS Form W-9 or appropriate IRS Form W-8, as applicable. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided certain information is timely filed with the IRS.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as “FATCA”) impose a separate reporting regime and potentially a 30% withholding tax on certain payments, including payments of dividends on our Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants and Warrant Shares. Withholding under FATCA generally applies to payments made to or through a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. These rules generally require (i) in the case of a foreign financial institution, that the financial institution agree to identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned entities, and, in certain instances, to withhold on payments to account holders that fail to provide the required information, and (ii) in the case of a non-financial foreign entity, that the entity either identify and provide information in respect of its substantial U.S. owners or certify that it has no such U.S. owners.
FATCA withholding also potentially applies to payments of gross proceeds from the sale or other disposition of our Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants and Warrant Shares. Proposed U.S. Treasury Regulations, however, would eliminate FATCA withholding on such payments, and the U.S. Treasury Department has indicated that taxpayers may rely on this aspect of the proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.
Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.

The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. You are encouraged to consult with your own tax advisor regarding the possible implications of FATCA on your investment in our Offered Shares, Pre-Funded Warrants, Pre-Funded Exchange Warrants or Warrant Shares, including the applicability of any intergovernmental agreements.
THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO PROSPECTIVE INVESTORS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OFFERED SHARES, PRE-FUNDED WARRANTS, COMMON WARRANTS, PRE-FUNDED EXCHANGE WARRANTS OR WARRANT SHARES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS
The validity of the issuance of the securities offered hereby will be passed upon for us by Dorsey & Whitney LLP of Salt Lake City, Utah. Ellenoff Grossman & Schole LLP of New York, New York is acting as counsel for the placement agent in connection with certain legal matters related to this offering.
EXPERTS
The consolidated financial statements of Aytu BioPharma, Inc. at June 30, 2022 and 2021, and for each of the two years in the period ended June 30, 2022 have been audited by Plante & Moran, PLLC, independent registered public accounting firm. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also access these filings through our website at www.aytubio.com.
We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement, along with our most recent annual report on Form 10-K, subsequent reports on Form 10-Q and current reports on Form 8-K, as well as other filings that we make with the SEC, are also available on our Internet website, www.aytubio.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.
INCORPORATION BY REFERENCE
We have elected to incorporate the following documents into this prospectus, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus (other than information furnished and not filed under Item 2.02 or Item 7.01 of any current reports on Form 8-K):
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our Annual Report on Form 10-K for the year ended June 30, 2022, as filed with the SEC on September 27, 2022;

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our Quarterly Report on Form 10-Q for the three months ended September 30, 2022 as filed with the SEC on November 14, 2022, and as amended on February 21, 2023;

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our Quarterly Report on Form 10-Q for the three months ended December 31, 2022 as filed with the SEC on February 21, 2023;

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our Quarterly Report on Form 10-Q for the three months ended March 31, 2023 as filed with the SEC on May 11, 2023;

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our Current Reports on Form 8-K filed with the SEC on July 1, 2022, August 10, 2022, October 6, 2022, November 22, 2022, December 13, 2022, December 27, 2022, December 30, 2022, January 5, 2023, January 25, 2023, February 14, 2023, February 21, 2023, March 27, 2023, April 19, 2023, April 27, 2023, May 1, 2023, and May 22, 2023;

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our definitive proxy statement on Schedule 14A, filed with the SEC on April 7, 2023; and

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The description of our Common Stock filed as Exhibit 4.9 to our Annual Report on Form 10-K (File No. 001-38247) for the fiscal year ended June 30, 2022 filed with the SEC on September 27, 2022, including any amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this prospectus are terminated.
Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost by writing, telephoning or e-mailing us at the following address or telephone number:
Aytu BioPharma, Inc.
373 Inverness Parkway, Suite 206
Englewood, CO 80112
Tel: (855) 298-8246
Attn: Mark Oki
moki@aytubio.com
Copies of these filings are also available through the “Investors” section of our website at www.aytubio.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information.”

1,743,695 Shares of Common Stock
Pre-Funded Warrants to Purchase 430,217 Shares of Common Stock
Tranche A Warrants to Purchase Up to 2,173,912 Shares of Common Stock
Tranche B Warrants to Purchase Up to 2,173,912 Shares of Common Stock, and
Up to 4,347,824 Shares of Common Stock Underlying the Common Warrants and Pre-Funded Warrants
Maxim Group LLC
The date of this prospectus is June 8, 2023